UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  November 15, 2007

VYYO INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-30189	94-3241270
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6625 The Corners Parkway, Suite 100, Norcross, Georgia		30092
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code  (678) 282-8000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 5.03(a)

Effective November 15, 2007, the Board of Directors of Vyyo Inc. (the “Company”) amended Article V, Section 1 of the Company’s Bylaws to authorize the issuance of uncertificated shares of the Company’s stock. The ability to issue uncertificated shares allows the Company’s securities to be eligible for a direct registration system (“DRS”) as required by the Nasdaq Stock Market. The DRS will allow the Company’s stockholders to register shares of the Company’s common stock in their names without the issuance of physical certificates and will give the Company’s stockholders the ability to electronically transfer shares to brokers.

The Amended and Restated Bylaws are attached as Exhibit 10.1 to this report and are incorporated by reference.

Item 5.03(b)

On November 15, 2007, the Company’s Board of Directors approved a change in the Company’s fiscal year from December 31 to March 31. The Company will file with the SEC a transition report on Form 10-QT for the transition period beginning January 1, 2007 and ended March 31, 2007 no later than 45 days from the date of approval by the Board of Directors.

The information in this Current Report on Form 8-K and in the accompanying exhibit is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information in this Current Report on Form 8-K and in the accompanying exhibit shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01.              Exhibits.

(d)

Exhibit
Number	Description of Exhibit

10.1	Amended and Restated Bylaws.
99.1	Press release of Vyyo Inc. dated November 19, 2007, furnished in accordance with Item 5.03 of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYYO INC.

Date: November 20, 2007	By:	/s/ Tashia L. Rivard
Tashia L. Rivard
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

10.1	Amended and Restated Bylaws.
99.1	Press release of Vyyo Inc. dated November 19, 2007, furnished in accordance with Item 5.03 of this Current Report on Form 8-K.